As filed with the Securities and Exchange Commission on  June 9, 2011

Registration No. 333-75811

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THOMAS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	72-0843540
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

5221 N. O’Connor Blvd., Suite 500

Irving, Texas 75039

(Address of principal executive offices)

1997 STOCK OPTION PLAN

AMENDED AND RESTATED 1988 STOCK OPTION PLAN

AMENDED AND RESTATED 1992 STOCK OPTION PLAN

(Full title of the plan)

Michael McGrath

President and Chief Executive Officer

Thomas Group, Inc.

5221 N. O’Connor Blvd., Suite 500

Irving, Texas 75039

(972) 869-3400

(Name, address and telephone number of agent for service)

Explanatory Note — Deregistration of Securities

This Post-Effective Amendment No. 1 to Form S-8 relates to the Registration Statement on Form S-8, Registration No. 333-75811 (the “Registration Statement”), filed by Thomas Group, Inc. (the “Company”) effective April 7, 1999.  The Registration Statement registered 1,550,000 shares of Common Stock, par value $.01 per share, of the Company (the “Shares”), which were to be offered and sold pursuant the Company’s 1997 Stock Option Plan, Amended and Restated 1988 Stock Option Plan and Amended and Restated 1992 Stock Option Plan (collectively, the “Plans”).  The Plans have terminated.  In accordance with the undertaking made by the Company in the Registration Statement to remove by means of a post-effective amendment any securities that remain unsold at the termination of the offerings pursuant to the Plans, the Company hereby removes from registration all of the Shares that remain unissued under the Plans as of June 9, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Thomas Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on June 9, 2011.

THOMAS GROUP, INC.

By:	/s/ Frank W. Tilley
Frank W. Tilley
Chief Financial Officer and
Vice President